Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

Exhibit 4.2

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of February 6, 2015, by and among Oportun Financial Corporation (the “Company”), the common stockholders listed on Schedule A hereto (the “Common Holders”), the investors listed on Schedule B through Schedule J hereto (the “Investors”) and the holders of the BlackRock Warrants and the Hercules Warrants (each as defined below) (the “Warrant Holders”).

RECITALS

WHEREAS, the Company, the Common Holders and certain of the Investors (the “Prior Investors”) are parties to that certain Amended and Restated Investor Rights Agreement dated as of August 28, 2013 (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended only with the written consent of the Company and the holders of at least a majority of the Registrable Securities (as defined in the Prior Agreement) then outstanding;

WHEREAS, certain provisions of the Prior Agreement may be amended only with the written consent of the Company and (i) the Prior Investors holding at least a majority of the Registrable Securities (as defined in the Prior Agreement) then held by all Prior Investors and/or (ii) the holders of at least a majority interest of the Major Investors (as defined in the Prior Agreement) based on the number of shares of Registrable Securities (as defined in the Prior Agreement) then held by the Major Investors (as defined in the Prior Agreement);

WHEREAS, the Investors listed on Schedule J hereto (the “Series H Investors”) are parties to the Series H Preferred Stock Purchase Agreement of even date herewith, by and among the Company and the Series H Investors (the “Series H Agreement”), pursuant to which the Series H Investors shall invest funds in the Company (the “Financing”); and

WHEREAS, in order to induce the Company to enter into the Series H Agreement and to induce the Series H Investors to invest funds in the Company pursuant to the Series H Agreement, (i) the holders of a majority of the Preferred Stock (as defined in the Prior Agreement) currently outstanding (voting together on an as-converted to Common Stock basis) and (ii) the Common Holders representing a majority-in-interest of the shares of Common Stock held by all Common Holders currently providing services to the Company as an officer, employee, or consultant hereby agree to waive their rights under the Prior Agreement and enter into this Agreement in order to amend and restate the Prior Agreement.

NOW, THEREFORE, in consideration of these promises and the mutual promises set forth in this Agreement, the parties hereby amend and restate the Prior Agreement as follows:

1. Prior Agreement and Waiver. The parties hereto agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement. The Prior Investors and Warrant Holders each waive the right of first offer, as set forth in Section 3.4 of the Prior Agreement, or any other investment rights with respect to the sale and issuance of Series H Preferred Stock pursuant to the Series H Agreement.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Definitions. For purposes of this Section 2:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

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Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

(c) The term “Holder” means any Investor and, except with respect to Sections 2.2, 2.12, 2.13 and Section 3 below, the Common Holders owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.13 below.

(d) The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(e) The terms “register,” “registered” and “registration” each refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(f) The term “Preferred Stock” means the Company’s Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock, Series E-1 Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock, Series G Preferred Stock and Series H Preferred Stock.

(g) The term “Registrable Securities” means: (i) the Common Stock issued or issuable upon conversion of the Preferred Stock of the Company, but excluding the shares of Common Stock issued upon conversion of the Preferred Stock for any reason other than pursuant to a Qualified Public Offering (as defined in the Company’s Certificate of Incorporation) prior to the date of this Agreement; (ii) other than with respect to Sections 2.2, 2.12, 2.13 and Section 3 below, any Common Stock held by the Common Holders as of the date hereof; (iii) the Common Stock issued or issuable upon exercise of a warrant to purchase Common Stock dated July 26, 2011 (the “BlackRock Warrant”) issued to BlackRock Kelso Capital Corporation (“BlackRock”) and any other warrants to purchase Common Stock issued pursuant to any transfer in whole or in part, directly or remotely, of the BlackRock Warrant (collectively with the BlackRock Warrant, the “BlackRock Warrants”), provided that for purposes of this Section 2, BlackRock shall be deemed to own and hold all of the Common Stock issued or issuable upon exercise of the BlackRock Warrants; (iv) the Common Stock issued or issuable upon conversion of any Preferred Stock issued or issuable upon exercise of the warrants to purchase such Preferred Stock, each dated June 28, 2013 and July 29, 2013 issued to Hercules Technology Growth Capital, Inc. (“Hercules”) or issued pursuant to any transfer in whole or in part, directly or remotely, of such warrants (collectively, the “Hercules Warrants”); and (v) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the securities set forth in subsection (i), (ii), (iii) or (iv) above, excluding, however, any Registrable Securities sold by a person in a transaction in which such person’s rights under this Section 2 are not assigned. In addition, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, including sales made pursuant to Rule 144 promulgated under the Act, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

(h) The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock that are Registrable Securities and (i) are then issued and outstanding or (ii) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities (including, without limitation, the Preferred Stock).

(i) The term “SEC” shall mean the Securities and Exchange Commission.

2.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) five (5) years after the date hereof, and (ii) one-hundred eighty (180) days after the effective date of the first registration statement for an underwritten public offering of the Company’s Common Stock, a written request from the Holders of at least twenty percent (20%) of the Registrable Securities then outstanding (or a lesser percentage if the aggregate offering price to the public is not less than ten million dollars ($10,000,000)) that the Company shall use its best efforts to file a registration statement under the Act covering the registration of securities, then the Company shall:

2.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

(i) within twenty (20) days of the receipt thereof, give written notice of such request to all Holders; and

(ii) use its best efforts to effect as soon as practicable the registration under the Act of all Registrable Securities that the Holders request to be registered (including Holders not part of the registration request if written request is received within twenty (20) days of the Company’s notice), subject to the limitations of subsection 2.2(b).

(b) If the Holders initiating the registration request hereunder (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 2.2(a) and the Company shall include such information in the written notice referred to in subsection 2.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten (including Registrable Securities), then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all securities other than Registrable Securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer taking action with respect to such filing for a period not to exceed ninety (90) days after receipt of the request of the Initiating Holders; provided such right may not be exercised more than once in any twelve (12) month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.2:

(i) After the Company has effected two (2) registrations pursuant to this Section 2.2 and such registrations have been declared or ordered effective;

(ii) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of the first registration statement for a firm commitment underwritten public offering of the Company’s Common Stock (the “IPO”); provided that the Company delivers notice to the Initiating Holders within thirty (30) days of any such registration request and the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

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Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

(iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.12 below.

2.3 Company Registration. If (but without any obligation to do so) the Company proposes to register for its own account, or the account of others, any of its capital stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered or a registration relating solely to an SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after deemed receipt by such Holder of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 2.8, use its best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period that is the shorter of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty (120) days, or until the distribution described in such registration statement is completed, if earlier.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, except as may be required by the Act.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

4.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use its commercially reasonable efforts to amend or supplement such prospectus to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Cause all such Registrable Securities registered hereunder to be listed on a national exchange or trading system and each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) if such securities are being sold through underwriters, a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Demand Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Section 2.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company and one (1) counsel to the Holders (such expenses of counsel to the Holders shall not exceed twenty thousand dollars ($20,000)) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.2.

2.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.4 for each Holder (which right may be assigned as provided in Section 2.13), including (without limitation) all registration, filing, and qualification fees and printers’ and accounting fees, the fees and expenses of counsel for the Company and one (1) counsel for the Holders (such expenses of counsel to the Holders shall not exceed twenty thousand dollars ($20,000)), but excluding underwriting discounts and commissions relating to Registrable Securities.

5.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

2.8 Underwriting Requirements. If a registration statement for which the Company gives notice pursuant to Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any Holder’s Registrable Securities to be included in a registration pursuant to Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated first, to the Company, second, to each of the Holders (other than any Holder who is also a Common Holder) requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based upon the total number of Registrable Securities then held by each such Holder, third, to each Holder who is also a Common Holder requesting inclusion of his Registrable Securities in such registration statement on a pro rata basis based upon the total number of Registrable Securities then held by each Holder who is also a Common Holder, and fourth, to any other securityholder; provided, however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above in this Section 2.8 shall be restricted so that: (i) the number of Registrable Securities then held by the Investors included in any such registration is not reduced below thirty percent (30%) of all the shares included in the registration, except for a registration relating to the Company’s initial public offering of its Common Stock, from which all Registrable Securities may be excluded, and (ii) all shares held by securityholders that are not Registrable Securities shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, unless holders of a majority of the Registrable Securities then outstanding approve the inclusion of such shares held by securityholders that are not Registrable Securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least twenty (20) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners, stockholders and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

2.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any

6.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished by any such Holder, underwriter or controlling person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.10(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 2.10(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.10 to the extent of such prejudice, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

(d) If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense

7.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any contribution by a Holder hereunder, when taken together with any indemnification by such Holder pursuant to Section 2.10(b), exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that to the extent the underwriting agreement does not address a matter addressed by this Agreement, the failure to address such matter shall not be deemed a conflict between the provisions of this Agreement and the underwriting agreement.

(f) The obligations of the Company and Holders under this Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

2.11 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed under the 1934 Act by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.12 Form S-3 Registration. If the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

8.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

(b) use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.12: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than one million dollars ($1,000,000); (iii) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period not to exceed ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.12, provided, that such right may not be exercised more than once in any twelve (12)-month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registration on Form S-3 for the Holders pursuant to this Section 2.12; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with registrations requested pursuant to Section 2.12, including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the fees and disbursements of counsel for the Company and fees and expenses for one (1) special counsel for the Holders (such expenses of counsel to the Holders shall not exceed twenty thousand dollars ($20,000)), but excluding any underwriters’ discounts or commissions, associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 2.12 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2 or Section 2.3.

(d) The Company shall not be obligated to effect any registration pursuant to this Section 2.12 if the Company delivers to the Holders requesting registration under this Section 2.12 an opinion, in form and substance reasonably acceptable to such Holders, of counsel reasonably satisfactory to such Holders, that all Registrable Securities so requested to be registered may be sold or transferred pursuant to Rule 144(k) under the Act.

2.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 2.14 below; (c) the transfer involves a transfer of at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for dividends, splits, recapitalizations and the like); provided, however, that transfers or assignments to partners, limited partners, retired or former partners, members, former members, stockholders, parents, children, spouses, siblings, trusts or affiliates of a Holder shall be without restriction as to the minimum number of shares to be transferred; and (d) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

9.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

2.14 “Market Stand-Off” Agreement. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act pertaining to the IPO, it shall not, to the extent requested by the Company or such underwriter, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that:

(a) such agreement shall be applicable only to the IPO and, with respect to the Series H Investors, only to securities of the Company held by such Series H Investors immediately prior to the effectiveness of the registration statement;

(b) all executive officers, directors and holders of one percent (1%) or more of the outstanding Common Stock (on an as-converted to Common Stock basis) of the Company enter into similar agreements;

(c) such agreement shall provide that any discretionary releases from the lock-up be allocated to all holders of Registrable Securities on a pro-rata basis; and

(d) such market stand-off time period shall not exceed one hundred eighty (180) days or any longer period needed to facilitate compliance with applicable FINRA rules.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Holder agrees to execute such agreements as may be reasonably requested by the underwriters in connection with an IPO that are consistent with this Section 2.14. For the purposes of this Section 2.14, Holders shall include the holders of any Registrable Securities.

Notwithstanding the foregoing, the obligations described in this Section 2.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction.

2.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in Section 1 after the earlier of: (a) four (4) years following the consummation of the IPO or (b) as to any particular Holder, following the IPO and expiration of the restrictions described in Section 2.14 above, at such time as such Holder and its affiliates hold Registrable Securities in aggregate representing less than 1% of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder and its affiliates may immediately be sold in any three (3) month period without registration under SEC Rule 144.

2.16 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors holding a majority of the Registrable Securities held by all Investors, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to or on parity with the registration rights granted to the Investors hereunder.

3. Covenants of the Company.

3.1 Delivery of Financial Statements. The Company shall deliver to each of (i) BlackRock and (ii) any Investor that (x) holds (together with its affiliates) at least three million nine hundred fifty thousand (3,950,000) shares of Registrable Securities (as adjusted for dividends, splits, recapitalizations and the like), or (y) has purchased and continues to hold at least $4,000,000 of Preferred Stock, valued at the respective initial purchase price of such Preferred Stock (each such Investor and together with Blackrock, a “Major Investor”; provided, however, that in the event a majority of the shares

10.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

of Preferred Stock held by a Major Investor, other than a Series H Investor, are converted into shares of Common Stock for any reason other than pursuant to a Qualified Public Offering (as defined in the Company’s Certificate of Incorporation), such holder shall cease to be a “Major Investor” for purposes of this Agreement immediately upon such conversion):

(a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company and its subsidiaries (if any), or such later date as the Board shall approve, a consolidated income statement for such fiscal year, a consolidated balance sheet of the Company as of the end of such year, a consolidated statement of stockholder’s equity as of the end of such year and a statement of cash flows for such fiscal year, such year-end financial reports will be unaudited and shall be prepared in accordance with generally accepted accounting principles (“GAAP”);

(b) as soon as practicable, but in any event within one hundred-eighty (180) days after the end of each fiscal year of the Company and its subsidiaries (if any), or such later date as the Board shall approve, a consolidated income statement for such fiscal year, a consolidated balance sheet of the Company as of the end of such year, a consolidated statement of stockholder’s equity as of the end of such year and a statement of cash flows for such fiscal year, such year-end financial reports shall be audited and certified by a national accounting firm selected by the Company and prepared in accordance with generally accepted accounting principles (“GAAP”);

(c) as soon as practicable but in no event more than sixty (60) days after the end of each of the first three quarters of each fiscal year of the Company and its subsidiaries (if any), an unaudited consolidated income statement, balance sheet and statement of cash flows for and as of the end of each such quarter, such unaudited financial statements to be in reasonable detail and in accordance with GAAP (other than accompanying notes), subject to changes result from year-end audit adjustments; and

(d) upon the request of such Major Investor and for as long as the Board requests the following financial statements, as soon as practicable but in no event more than fifteen (15) days after the end of each month of each fiscal year of the Company, an unaudited income statement as of the end of each such month, such unaudited financial statements to be in reasonable detail.

3.2 Inspection Rights.

(a) The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Major Investor; provided, however, that the Company shall not be obligated under Section 3.1 or this Section 3.2 to provide information that it deems in good faith to be a trade secret or similar confidential or proprietary information.

(b) Anything in this Agreement to the contrary notwithstanding, and unless otherwise agreed upon by the Company, the Company shall not be required to comply with any information rights of 3.1 or 3.2 in respect of any Investor whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor (excluding an Investor that is an institutional investor that holds ten percent (10%) or more of a competitor as a passive investment). Each Investor acknowledges that the information received by them pursuant to this Agreement is confidential and for its use only, and it will not use such confidential information in violation of the 1934 Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents of the Investor having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally.

(c) For so long as Fidelity Management & Research Company (“Fidelity”) or any of its affiliates or Putnam Investments (“Putnam”) or any of its affiliates remain a Major Investor, the Company shall give to Fidelity and/or Putnam (as applicable) copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board; provided, however, that

11.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

the Company reserves the right to exclude Fidelity and/or Putnam (as applicable) from access to any material or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential information and/or to protect highly sensitive information. The decision of the Board with respect to the privileged, confidential and/or sensitive nature of such information shall be final and binding.

3.3 Option/Common Stock Vesting. Unless otherwise approved by the Board or the Compensation Committee of the Board, the Company hereby covenants that all stock, stock equivalents and options issued after the date hereof to employees, directors, and other service providers of the Company shall vest in accordance with the following vesting schedule: twenty-five percent (25%) of the shares to vest at the expiration of one (1) year from (a) the date of the grant if the grantee is then in the service of the Company, or (b) the date service commences if the grantee is not then in service of the Company and the remaining seventy-five percent (75%) of the shares to vest in a series of thirty-six (36) successive and equal monthly installments thereafter upon the completion by the employee, director, consultant or service provider of each month of service to the Company. Unless otherwise approved by the Board or the Compensation Committee of the Board of the Directors, the Company’s repurchase option shall provide that upon termination of the service of the employee, director, consultant or other service provider, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws) retains the option to repurchase at cost any unvested shares held by such stockholder.

3.4 Right of First Offer. Subject to the terms and conditions specified in this Section 3.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). A Major Investor (other than BlackRock) shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate. BlackRock shall be entitled to apportion the rights of first offer hereby granted it among itself, its partners and affiliates and any other holders of the BlackRock Warrants (or any partners or affiliates of such holders) in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or securities convertible into, exchangeable or exercisable for any shares of, any class or series of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares; (ii) the number of such Shares to be offered; and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within ten (10) business days after giving of the Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion or exercise of the Registrable Securities then held, by such Major Investor (assuming full conversion and exercise of all convertible and exercisable securities of the Company beneficially owned by such Major Investor) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all then outstanding convertible and exercisable securities of the Company) (such Major Investor’s “Pro Rata Share”); provided, however, that (x) BlackRock may only purchase up to that percentage of its Pro Rata Share that is equal to the highest percentage that any other Major Investor elects to purchase of such Major Investor’s Pro Rata Share and (y) for purposes of this Section 3.4, BlackRock shall be deemed to beneficially own and hold all of the outstanding BlackRock Warrants and all of the outstanding shares of Common Stock originally issued upon exercise of the Blackrock Warrants. The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (“Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the five (5) business day period commencing after such information is given, each Fully Exercising Investor shall be entitled to purchase up to that portion of the Shares not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Registrable Securities, then held by such Fully Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Registrable Securities then held, by all Fully Exercising Investors who wish to purchase some of the unsubscribed shares.

12.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

(c) If all Shares that Major Investors are entitled to obtain pursuant to subsection 3.4(b) are not elected to be purchased as provided in subsection 3.4(b) below, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 3.4(b) below, offer the remaining unsubscribed portion of such Shares to the following individuals in the following order: (i) to the Common Holders; (ii) the Company Management; and (iii) to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not consummate the sale of the Shares within such period, or if such agreement is not consummated within forty-five (45) days of the execution thereof, the right of first refusal provided hereunder to the Major Investors shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 3.4 shall not be applicable to (i) shares of Common Stock issued or issuable upon the conversion of the Preferred Stock or as a dividend or distribution on the Preferred Stock; (ii) shares of capital stock issued or issuable upon exercise of (x) any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock (“Convertible Securities”), or (y) options, warrants or other rights to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (“Options”), that are issued and outstanding as of the date hereof; (iii) shares of capital stock issued pursuant to the Company’s bona fide acquisition of another corporation or entity by way of merger, purchase of all or substantially all of the assets of the corporation, stock for stock exchange or other reorganization or recapitalization approved by the Board and by the holders of a majority of the then-outstanding Preferred Stock, voting together as a class on an as-converted to common stock basis (the “Requisite Holders”); (iv) shares of Common Stock, and/or Options or Convertible Securities and the Common Stock issued pursuant to such Options or Convertible Securities after the date hereof to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Required Board Percentage (as defined in the Company’s Certificate of Incorporation); (v) shares of Common Stock issued upon the closing of a firm commitment underwritten public offering of the Company’s securities pursuant to the Securities Act, in which all the shares are converted to Common Stock, pursuant to a public offering; (vi) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock or on securities convertible thereto; (vii) shares of capital stock, warrants or other securities or rights issued to persons or entities with which the Company has entered into or intends to enter into business relationships, provided such issuances are approved by the Required Board Percentage and are for other than primarily equity financing purposes; or (viii) the BlackRock Warrants and the shares of Common Stock or Preferred Stock issuable upon exercise thereof or upon conversion of any Preferred Stock issued upon exercise thereof.

(e) The right of first offer set forth in this Section 3.4 may not be assigned or transferred, except that (i) such right is assignable by each Major Investor to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Major Investor, and (ii) such right is assignable between and among any of the Major Investors or between and among any such Investor and any affiliated partnerships, partners, retired or former partners, members, former members, stockholders, venture capital funds or other entities of such Investor.

(f) The right of first offer set forth in this Section 3.4 may be amended or waived, in whole or in part, and either prospectively or retrospectively, only upon the consent of (i) the Company, and (ii) Major Investors holding a majority of all Registrable Securities then held by all the Major Investors (on an as converted to common stock basis).

3.5 Proprietary Information Agreements. The Company shall require each employee hired by the Company to execute a Proprietary Information and Inventions Agreement and each consultant or contractor engaged by the Company to execute a Consulting Agreement, each in a form as recommended by the Company’s legal counsel.

13.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

3.6 Assignment of Information and Inspection Rights. The information rights set forth in Section 3.1 and inspection rights in Section 3.2 may be assigned (but only with all related obligations) by a Major Investor, to a transferee or assignee of such securities that (a) is a partner or retired or former partner of any Major Investor, as applicable, which is a partnership (or partnership under common control); (b) is a Major Investor’s, family member or trust for the benefit of an individual Holder; (c) is a member or former member of any Major Investor, which is a limited liability company; (d) will hold at least one million eight hundred thousand (1,800,000) shares of Registrable Securities (as adjusted for dividends, splits, recapitalizations and the like); or (e) to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Major Investor.

3.7 Assignment of Right of First Refusal. In the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company’s outstanding capital stock pursuant to the Company’s charter documents, by contract or otherwise, the Company shall, to the extent it may do so, assign such right of first offer to each Major Investor. In the event of such assignment, each Major Investor shall have a right to purchase its pro rata portion of the capital stock proposed to be transferred. Each Major Investor’s pro rata portion shall be equal to the product obtained by multiplying (i) the aggregate number of shares proposed to be transferred, by (ii) a fraction, the numerator of which is the number of shares of Registrable Securities held by such Major Investor at the time of the proposed transfer and the denominator of which is the total number of Registrable Securities owned by all Major Investors at the time of such proposed transfer.

3.8 Reimbursement of Directors and Advisors. The Company shall reimburse the Board for all reasonable costs incurred in attending meetings of the Board and meetings or events attended upon the request of the Company.

3.9 Compensation Committee. Unless otherwise approved by the Board, the Compensation Committee of the Board shall implement salary and equity guidelines for the Company, as well as approve compensation packages, severance agreements and employment for all senior management, including offers above one hundred eighty thousand dollars ($180,000) and equity packages above one half percent (0.5%) of the Company on a fully-diluted basis. The Compensation Committee shall at all times consist of at least two (2) members, and all members shall be non-employee Directors of the Company.

3.10 At Will Employment. Unless otherwise approved by the Board, all employees employed by the Company shall be “at will.”

3.11 D&O Insurance. The Company shall maintain director and officer liability insurance from a nationally recognized insurer with a coverage amount of at least $5,000,000.

3.12 Future Issuance of Series H Preferred Stock. Any issuance of Series H Preferred Stock in excess of the amounts authorized to be sold under the Series H Agreement must be approved by the Board.

3.13 Termination of Covenants. The covenants set forth in this Section 3 shall terminate as to Investors and be of no further force or effect upon the earlier to occur of (a) the consummation of a firm commitment underwritten public offering of the Company’s securities pursuant to which all outstanding shares of Preferred Stock convert into Common Stock, or (b) the consummation of a Liquidation Event (as defined in the Company’s Certificate of Incorporation). With respect to Sections 3.1 and 3.2, unless earlier terminated pursuant to the previous sentence, such provisions shall terminate when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or Section 15(d) of the 1934 Act.

4. Miscellaneous.

4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

14.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

4.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California without regard for conflicts of laws principles.

4.3 Counterparts. This Agreement may be executed in two or more counterparts, including counterparts transmitted by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5 Notices. All notices required or permitted under this Agreement shall be given in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (iii) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

4.6 Attorneys’ Fees. If any dispute among the parties to this Agreement results in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, that shall include, without limitation, all fees, costs and expenses of appeals.

4.7 Amendments and Waivers.

(a) Any term of this Agreement (other than Sections 2.2, 2.16, 3.1, 3.2, 3.4 and 3.13) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding (on an as-converted to Common Stock basis). Sections 2.2 and 2.16 may be amended and the observance of any term in such section may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and Investors holding a majority of the Registrable Securities then held by all Investors (on an as-converted to Common Stock basis). Sections 3.1, 3.2 and 3.13 may be amended and the observance of any terms in such sections may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority interest of the Major Investors based on the number of shares of Registrable Securities then held by the Major Investors (on an as-converted to Common Stock basis). Section 3.4 may be amended and the observance of any terms in such sections may be waived (either generally or in a particular instance and either retroactively or prospectively) only as provided in Section 3.4(f).

(b) Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

(c) Notwithstanding anything to the contrary contained herein:

(i) the amendment of this Agreement to include additional parties as Investors or Common Holders, or additional shares as Registrable Securities, whether pursuant to the Series H Agreement or any future transaction or agreement, shall not require the separate consent of the Common Holders;

15.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

(ii) the Company may amend this Agreement solely to add a party who after the date of this Agreement acquires shares of the Company’s Series H Preferred Stock pursuant to the terms of the Series H Agreement;

(iii) if any waiver or amendment of any term of this Agreement has the effect of affecting either BlackRock or Hercules (i) in a manner different than the other Investors and (ii) in a manner adverse to the interests of BlackRock or Hercules, respectively, then such amendment shall require the prior written consent of BlackRock or Hercules, respectively; provided, that no waiver or amendment of Sections 3.1 or 3.2 or this sentence shall be effective as to BlackRock or Hercules without its prior written consent; and

(iv) if any waiver or amendment of any term of this Agreement affects the Series H Investors in an adverse manner different than the other Investors, then such waiver or amendment shall require the prior written consent of a majority of the shares of Series H Preferred Stock; provided, that no waiver or amendment of Sections 2.14, 3.1 or 3.2 or this sentence shall be effective as to any Series H Investor that is a registered investment company under the Investment Company Act of 1940, as amended, without such investor’s prior written consent.

(d) Any additional party to the Agreement allowed by this section shall, by executing a counterpart signature page to this Agreement, become an Investor or Common Holder, as applicable, for all purposes and shall be bound by all of the applicable provisions under this Agreement.

4.8 Severability. If any of the provisions of this Agreement should, for any reason, be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable in any respect, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

4.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.10 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof.

4.11 Facsimile. This Agreement may be executed via facsimile.

[Remainder of page intentionally left blank]

16.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

OPORTUN FINANCIAL CORPORATION

By:	/s/ Raul Vazquez
Name:	Raul Vazquez
Title:	Chief Executive Officer

Address:	1600 Seaport Boulevard, Suite 250
Redwood City, CA 94063

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

PYRAMIS LIFECYCLE BLUE CHIP GROWTH
COMMINGLED POOL

By:	Pyramis Global Advisors Trust Company, as Trustee

By:	/s/ Douglas Payne
Name:	Douglas Payne
Title:	V.P. Treasury

FIDELITY SECURITIES FUND: FIDELITY BLUE CHIP GROWTH FUND

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY SERIES BLUE CHIP GROWTH FUND

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

FIDELITY CONTRAFUND: FIDELITY ADVISOR SERIES OPPORTUNISTIC INSIGHTS FUND

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

FIDELITY CONTRAFUND: FIDELITY SERIES OPPORTUNISTIC INSIGHTS FUND

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

FIDELITY CONTRAFUND: FIDELITY ADVISOR NEW INSIGHTS FUND

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Each of the entities listed on Annex A hereto

By:	Putnam Investment Management, LLC

By:	/s/ Aaron M. Cooper
Name:	Aaron M. Cooper
Title:	Director of Global Equity Research

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

Annex A

Putnam Voyager Fund*

Putnam Variable Trust - Putnam VT Voyager Fund*

Putnam Variable Trust - Putnam VT Multi-Cap Growth Fund*

The George Putnam Fund of Boston*

Putnam Equity Income Fund*

Putnam Multi-Cap Growth Fund*

Putnam Variable Trust - Putnam VT Equity Income Fund*

Putnam Variable Trust - Putnam VT The George Putnam Fund of Boston*

Putnam Variable Trust - Putnam VT Research Fund*

Putnam Investment Funds - Putnam Research Fund*

Great-West Funds, Inc. - Great-West Putnam Equity Income Fund

Putnam Global Financials Fund*

A copy of the Agreement and Declaration of Trust of each above Investor indicated with an “*” is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that the Agreement is executed on behalf of the trustees of Investor as trustees and not individually and that any obligations of or arising out of the Agreement are not binding on any of the trustees, officers or shareholders individually of Investor, but are binding only upon the trust property of Investor. Furthermore, notice is given that the trust property of any series of the series trust applicable to Investor, if applicable, is separate and distinct and that any obligations of or arising out of the Agreement are several and not joint or joint and several and are binding only on the trust property of Investor with respect to its obligations under the Agreement.

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Each of the entities listed on Annex B hereto

By: The Putnam Advisory Company, LLC

By:	/s/ Aaron M. Cooper
Name:	Aaron M. Cooper
Title:	Director of Global Equity Research

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

Annex B

The International Investment Fund - Putnam U.S. Research Equity Fund

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

INSTITUTIONAL VENTURE PARTNERS XIV, L.P.

By:	Institutional Venture Management XIV LLC
Its:	General Partner

By:	/s/ Jules Maltz

Address:	3000 Sand Hill Road
Building 2, Suite 250
Menlo Park, CA 94025

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

HERCULES TECHNOLOGY GROWTH CAPITAL INC.

By:	/s/ Christine Fera
Name:	Christine Fera
Title:	Director of Contract

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

GREYLOCK XII LIMITED PARTNERSHIP
By: Greylock XII GP LLC, its General Partner

By:	/s/ Donald A. Sullivan

Name:	Donald A. Sullivan
Title:	Administrative Partner

GREYLOCK XII-A LIMITED PARTNERSHIP
By: Greylock XII GP LLC, its General Partner

By:	/s/ Donald A. Sullivan

Name:	Donald A. Sullivan
Title:	Administrative Partner

GREYLOCK XII PRINCIPALS LLC
By: Greylock Management Corporation, Sole Member

By:	/s/ Donald A. Sullivan

Name:	Donald A. Sullivan
Title:	Treasurer

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

MADRONE PARTNERS, L.P. by its General Partner, Madrone Capital Partners, LLC

By:	/s/ Thomas Patterson

Name:	Thomas Patterson
Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

SCHEDULE A

COMMON HOLDERS

James Gutierrez

Andres Nannetti as Trustee of Gutierrez Family 2009 Irrevocable Trust

The James Gutierrez 2009 Grantor Retained Annuity Trust

James Gutierrez as Trustee of James Gutierrez 2010 Grantor Retained Annuity Trust

Katja Bjorner

Raymond Dunkerey

Monica Gutierrez

Ramona Gutierrez

James Gutierrez as Trustee for Anna Bernadi UTMA until Age 21

James Gutierrez as Trustee for Annabella Dunkerley UTMA until Age 21

James Gutierrez as Trustee for Arthur Bernadi UTMA until Age 21

James Gutierrez as Trustee for Onnika Dunkerley UTMA until Age 21

Haydee Karz

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

SCHEDULE B

SERIES A-1 INVESTORS

Wood Ventures LLC

Pedro Urquidi

Michael A. Torres, Trustee for CT2G Irrevocable Trust

Michael A. Torres, Trustee for CT3G Irrevocable Trust

Gregg Young, Trustee for Young Living Trust

JCP Family LP

Kerrigan Capital LLC

Great Oaks Ventures LLC

Jeffrey T. Chambers and Andrea Okamure Trust Dated 9/13/99

Gregorio Schneider

The Francisco Trust

Robert A. Seaver

Jose A. Briones, Jr.

Chris Larsen

Goodwin Procter LLP

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

SCHEDULE C

SERIES B-1 INVESTORS

Greylock XII Limited Partnership

Greylock XII-A Limited Partnership

Greylock XII Principals LLC

Mapache Investment LP, Fund V

Monkey Ventures

Elie Seidman

Lars Dalgaard

Tom Dailey

Serendipity Investments S.L.

Coan Torres Family Trust

CT2G Irrevocable Trust

CT3G Irrevocable Trust

TH Media

Jeffrey T. Chambers and Andrea Okamura Trust Dated 9/13/99

Jimmy Gutierrez

Gregorio Schneider

The FranciscoTrust

Robert Seaver

Serendipity Investments LP

Wood Ventures LLC

Paul Sallabery

Channing Bosler

FG Capital, LLC

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

SCHEDULE D

SERIES C-1 INVESTORS

Charles River Partnership XIII, LP

Charles River Friends XIII-A, LP

Greylock XII Limited Partnership

Greylock XII-A Limited Partnership

Greylock XII Principals LLC

Mapache Investment LP, Fund V

Michael A. Torres, Trustee for CT2G Irrevocable Trust

Michael A. Torres, Trustee for CT3G Irrevocable Trust

Michael A. Torres, Trustee for The Coan Torres Family Trust

TH Holdings (Scott Wood)

James and Maria Jones Trust

Gregorio Schneider

Jimmy L. Gutierrez

Serendipity Investment LP (Jose Marin)

Channing Bosler

David Razavi

Nicolas Bernadi

John LeClaire

The CFSI Catalyst Fund, L.P.

Emily Wood Melton

Leslie Family Trust U/A 2/7/96

Paradise & Palm Investments, LLC

Madrone Partners, LLC

GC&H Investments, LLC

Jeffrey T. Chambers and Andrea Okamura Trust Dated 9/13/99

Adam Rodriguez Living Trust Dated January 9, 2007

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

SCHEDULE E

SERIES D-1 INVESTORS

Madrone Partners, L.P.

Greylock XII Limited Partnership

Greylock XII-A Limited Partnership

Greylock XII Principals LLC

Charles River Partnership XIII, LP

Charles River Friends XIII-A, LP

TPG Progress, L.P.

DAG Ventures IV-QP, L.P.

DAG Ventures IV, L.P

Adam Rodriguez Living Trust Dated January 9, 2007

Paradise & Palm Investments, LLC

GC&H Investments, LLC

John LeClaire

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

SCHEDULE F

SERIES E-1 INVESTORS

Greylock XII Limited Partnership

Greylock XII-A Limited Partnership

Greylock XII Principals LLC

Madrone Partners, L.P.

Mapache Investment LP, Fund V

TPG Progress, L.P.

DAG Ventures IV-QP, L.P.

DAG Ventures IV, L.P

Paradise & Palm Investments, LLC

SVB Capital Partners II, L.P.

SVB Financial Group

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

SCHEDULE G

SERIES F INVESTORS

Greylock XII Limited Partnership

Greylock XII-A Limited Partnership

Greylock XII Principals LLC

Madrone Partners, L.P.

Mapache Investment LP, Fund V

Charles River Partnership XIV, LP

Charles River Friends XIV-A, LP

TPG Progress, L.P.

DAG Ventures IV-QP, L.P.

DAG Ventures IV, L.P.

Paradise & Palm Investments, LLC

Adam Rodriguez Living Trust Dated January 9, 2007

Glynn Partners II, L.P.

SVB Capital Partners II, L.P.

SVB Financial Group

GC&H Investments, LLC

Emily Melton

Navid Razavi

Pedro Urquidi

Jose A. Briones, Jr.

Peterson Ventures III, LLC

James and Maria Jones Trust, Dated 4/30/1990

Leslie Family Trust U/A 2/7/96

Sallaberry Family Trust

Jimmy Gutierrez

Serendipity Investments S.L.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

SCHEDULE H

SERIES F-1 INVESTORS

Greylock XII Limited Partnership

Greylock XII-A Limited Partnership

Greylock XII Principals LLC

Madrone Partners, L.P.

Mapache Investment LP, Fund V

DAG Ventures IV-QP, L.P.

DAG Ventures IV, L.P.

Glynn Partners II, L.P.

Paradise & Palm Investments, LLC

Jose A. Briones, Jr.

GC&H Investments, LLC

James and Maria Jones Trust, Dated 4/30/1990

BlackRock Kelso Capital Corporation

Core Innovation Capital I, L.P.

Michael A. Torres, Trustee for The Coan Torres Family Trust

Gregorio Schneider

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

SCHEDULE I

SERIES G INVESTORS

Institutional Venture Partners XIV, L.P.

Glynn Partners II, L.P.

Glynn Partners III, L.P.

Madrone Partners, L.P.

Greylock XII Limited Partnership

Greylock XII-A Limited Partnership

Greylock XII Principals LLC

Mapache Investment LP, Fund V

Core Innovation Capital I, L.P.

Castro-Wright Living Trust

BlackRock Kelso Capital Corporation

SVB Capital Partners II, L.P.

Hercules Technology Growth Capital, Inc.

Paradise & Palm Investments, LLC

TPG Progress, L.P.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

SCHEDULE J

SERIES H INVESTORS

Pyramis Lifecycle Blue Chip Growth Commingled Pool

Fidelity Securities Fund: Fidelity Blue Chip Growth Fund

Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund

Fidelity Contrafund: Fidelity Advisor Series Opportunistic Insights Fund

Fidelity Contrafund: Fidelity Series Opportunistic Insights Fund

Fidelity Contrafund: Fidelity Advisor New Insights Fund

Putnam Voyager Fund

Putnam Variable Trust—Putnam VT Voyager Fund

Putnam Variable Trust—Putnam VT Multi-Cap Growth Fund

The George Putnam Fund of Boston

Putnam Equity Income Fund

Putnam Multi-Cap Growth Fund

Putnam Variable Trust—Putnam VT Equity Income Fund

Putnam Variable Trust—Putnam VT The George Putnam Fund of Boston

Putnam Variable Trust—Putnam VT Research Fund

Putnam Investment Funds—Putnam Research Fund

Great-West Funds, Inc.—Great-West Putnam Equity Income Fund

Putnam Global Financials Fund

The International Investment Fund—Putnam U.S. Research Equity Fund

Institutional Venture Partners XIV, L.P.

Hercules Technology Growth Capital Inc.